UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 25, 2009

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, Maui Land & Pineapple Company, Inc. (the “Company”) announced the appointment of John P. Durkin (48) to the position of Chief Financial Officer.  The appointment which was approved by the Company’s Board of Directors on March 9, 2009, is effective as of April 15, 2009.  In connection with the appointment of Mr. Durkin, the Company issued a press release on March 25, 2009, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

From 2007 to December 2008, Mr. Durkin served as Managing Director at Nikko Citi Holdings Co. Ltd., and CFO of Nikko Cordial Financial Group both in Tokyo, Japan.  From 2006 to 2007, he was CFO of Asurion Asia and Representative Director and President of Vodafone Finance KK.  From 2001 to 2006, Mr. Durkin served as Representative Executive Officer and Chief Financial Officer for affiliates of Vodafone Group Plc in Japan.

Material terms of the employment offer letter accepted by Mr. Durkin include an annual salary of $240,000; annual cash bonus with amount and performance criteria to be set by the Compensation Committee of the Board of Directors (“Compensation Committee”); an option to purchase 20,000 shares of MLP common stock at the closing price on April 15, 2009; 15,000 shares of restricted MLP common stock that vests based on performance criteria to be set by the Compensation Committee; and $35,000 moving allowance.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: March 25, 2009	By:	/s/ Warren H. Haruki
Warren H. Haruki
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated March 25, 2009.